Exhibit 32.1


                            CERTIFICATION PURSUANT TO
                               18 U.S.C. ss. 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Cirilium Holdings, Inc. (the "Company") on Form 10-QSB, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Donald E. Lees, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Donald E. Lees
-------------------------------------
Donald E. Lees
Chief Executive Officer (or equivalent thereof)
March 17, 2005


                                       20